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                                                                    EXHIBIT 21.1
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Subsidiaries of the Company (including indirectly owned
subsidiaries)
Name                                             State of Incorporation
----                                             ----------------------

BLC Property, Inc.                                      Delaware

        Brookdale Living Communities of                 Delaware
         Arizona, Inc.

        Brookdale Living Communities of                 Delaware
         Illinois, Inc.

        Brookdale Living Communities of                 Delaware
         New York, Inc.

Brookdale Holdings, Inc.                                Delaware

Brookdale Living Communities of                         Delaware
Delaware, Inc.

Brookdale Living Communities of                         Delaware
Illinois-II, Inc.

Brookdale Living Communities of                         Delaware
Michigan, Inc.

Brookdale Living Communities of                         Delaware
Minnesota, Inc.

Brookdale Living Communities of                         Delaware
Texas, Inc.

Brookdale Living Communities of                         Delaware
Washington, Inc.
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